Exhibit 99.1

Precipio Announces Christina Valauri joins the Board of Directors

Douglas Fisher, MD will step down as Director, and remain as a board observer

NEW HAVEN, CT, Globenewswire – (January 2, 2024) – Specialty cancer diagnostics company Precipio, Inc. (NASDAQ: PRPO) is pleased to welcome Christina Valauri to its board of directors effective Jan 1st, 2024. Ms. Valauri is joining Precipio’s board to support management’s understanding of and interaction with the capital markets, as we look towards 2024 to be an important period for our company from both a business growth, and financial perspective.

Ms. Valauri brings a 30-year proven track record as a senior healthcare analyst and has held leadership roles that include US and Global Head of Equity Research and Managing Director at Cantor Fitzgerald, and senior equity research management roles at firms including ING, Credit Lyonnais (acquired by Credit Agricole), and Natixis. She has been recognized by The Wall Street Journal’s “Best on The Street” All-Star Analyst Survey and has received the Award for Excellence in Medical Education Public Affairs - Association of American Medical Colleges. .

Ms. Valauri is the founding partner and CEO of Sagestone Advisory, LLC. Her background in equity securities research has provided a deep base of experience in pharmaceutical, biotech, and med-tech companies. She has extensive experience identifying and analyzing the commercial potential of breakthrough innovations, as well as mentoring and advising C-suite teams of private and public early-stage healthcare companies through product development, regulatory, go-to-market strategies, potential mergers and acquisitions, and IPOs.

Ms. Valauri currently serves as an Entrepreneur In Residence at Weill Cornell Medicine BioVenture eLab where she applies her skills and experience in life sciences and business to support the organization’s mission to foster an entrepreneurial ecosystem related to the innovations of researchers, and clinicians. Ms. Valauri earned her BA in Biology from Reed College and an MBA from Cornell University.

“As we continue to execute on our goals, and increase our interaction with the public markets, it's incredibly helpful to have someone like Christina who knows what the investor audiences are looking to see in an early stage growth company,” said Ilan Danieli, Precipio’s CEO, “In the few months that I have had the pleasure of getting to know Christina, she has already dramatically contributed to our knowledge and understanding of what drives the conversion of a company’s business success to an increase in shareholder value. We are fortunate to have her join our board.”

After serving on Precipio’s board of directors for 6 years, Douglas Fisher M.D. is stepping off the board to maintain a board of 7 directors and will remain as an observer moving forward.

“Although Doug is formally stepping down as a director, I am delighted that our relationship with him is not ending,” said Ilan Danieli, CEO. “Doug has played an integral role in the company’s leadership; his combination of medicine and business education, and his experience in early stage and public companies has and will continue to be invaluable to the company.”

“I’m excited about Precipio’s prospects moving forward, and Ms. Valauri brings excellent experience to help accelerate our interactions with public market investors. I’m looking forward to continuing to support the company moving forward”, said Doug Fisher, MD.

About Precipio

Precipio is a healthcare biotechnology company focused on cancer diagnostics. Our mission is to address the pervasive problem of cancer misdiagnoses by developing solutions in the form of diagnostic products and services. Our products and services deliver higher accuracy, improved laboratory workflow, and ultimately deliver better patient outcomes which reduce healthcare expenses. Precipio develops innovative technologies in our clinical laboratory where we design, test, validate, and run these products intended to improve diagnostic outcomes. Precipio then commercializes its technologies as proprietary products that serve the global laboratory community and further scales Precipio’s reach to eradicate misdiagnosis.For more information, please visit www.precipiodx.com.

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Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including, without limitation, statements regarding the targets set herein and related timing.

Except for historical information, statements about future volumes, sales, growth, costs, cost savings, margins, earnings, earnings per share, diluted earnings per share, cash flows, plans, objectives, expectations, growth or profitability are forward-looking statements based on management’s estimates, beliefs, assumptions and projections. Words such as “could,” “may,” “expects,” “anticipates,” “will,” “targets,” “goals,” “projects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “predicts,” and variations on such words, and similar expressions that reflect our current views with respect to future events and operational, economic and financial performance, are intended to identify such forward-looking statements. These forward-looking statements are only predictions based on management’s current expectations. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to, the important factors discussed under the caption “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 and our other reports filed with the U.S. Securities and Exchange Commission. Any such forward-looking statements represent management’s estimates as of the date of this press release only. While we may elect to update such forward-looking statements at some point in the future, except as required by law, we disclaim any obligation to do so, even if subsequent events cause our views to change. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release.

Inquiries:

investors@precipiodx.com

+1-203-787-7888 Ext. 523